Exhibit 23.4

Consent of Axiometrics Inc.

14901 Quorum Drive, Suite 600

Dallas, TX 75254

November 12, 2015

Steadfast Apartment REIT Ill, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Re: Consent of Axiometrics Inc.

Ladies and Gentlemen:

Axiometrics Inc. (“Axiometrics”) hereby consents to the use in Steadfast Apartment REIT Ill, Inc.’s Registration Statement on Form S-11 (333-            ), and any amendments thereto by Steadfast Apartment REIT Ill, Inc., of research data and information provided by Axiometrics included in the section entitled “Multifamily Property Market Overview” and references to “Axiometrics” therein. In giving such consent, Axiometrics does not admit that it comes within the category of persons whose consent is required under, nor does Axiometrics admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

AXIOMETRICS INC.

By:

Name:	Jay Denton
Title:	Senior Vice President